Exhibit 10.19

THIRD MODIFICATION AGREEMENT AND COVENANT WAIVER

This Third Modification Agreement and Covenant Waiver (this “Agreement”) is made as of April 11, 2008 but effective March 15, 2008 (the “Effective Date”), by and between VINEYARD NATIONAL BANCORP, a California corporation (“Borrower”) and FIRST TENNESSEE BANK NATIONAL ASSOCIATION (“Lender”).  Unless otherwise set forth herein, all capitalized terms used herein shall have the meaning given such terms in the Loan Documents (defined below).

            WHEREAS, in connection with a $70,000,000.00 loan from Lender to Borrower (the “Loan”), the Borrower executed and delivered to Lender that certain Amended and Restated Promissory Note (“Note”) dated March 29, 2007, that certain Loan Agreement (“Loan Agreement”), that certain  Pledge Agreement together with Addendum to Pledge Agreement (collectively the “Pledge”), each dated as of March 17, 2006, that certain Modification Agreement effective as of May 11, 2006  (“First Modification”), and that certain Second Modification Agreement and Covenant Waiver effective as of March 29, 2007 (“Second Modification”) (this Agreement, the Note, the Loan Agreement, the Pledge, the First Modification, the Second Modification and any other documents executed by Borrower in connection with the Loan are collectively herein referred to as the “Loan Documents”);

            WHEREAS, Borrower desires to extend the maturity date of the Loan through June 30, 2008;

            WHEREAS, on or about May 17, 2006, Lender granted Borrower a waiver of the Tier 1 Capital Ratio covenant as set forth in Section 4.11 of the Loan Agreement through and including the period ending March 31, 2007 and on March 10, 2008 Lender granted Borrower a waiver (the “Financial Covenant Waiver”) of the Tier 1 Capital Ratio, Return on Average Assets Ratio, and Non-performing Loans Ratio covenants (collectively, the “Financial Covenants”) set forth in Sections 4.11, 6.1(e), and 6.1(f), respectively, of the Loan Agreement between the period of December 31, 2007 and March 15, 2008 and Borrower has requested that Lender extend the Financial Covenant Waiver through and including June 30, 2008;

WHEREAS, Borrower has disclosed to and has requested from Lender a waiver (the “Additional Waiver”) of Borrower’s non-compliance with (i) Section 4.5 (Financial Reports) due to Borrower’s failure to submit its 2007 Annual Report on Form 10-K to Lender within ninety (90) days after the year ended December 31, 2007, and (ii) Section 5.2 (Dividends, Redemptions and Other Payments) due to Borrower’s payment of a dividend on its common stock during the first quarter of 2008;

WHEREAS, Borrower (i) is the sole common stockholder of Vineyard Statutory Trust I, Vineyard Statutory Trust II, Vineyard Statutory Trust III, Vineyard Statutory Trust IV, Vineyard Statutory Trust V, Vineyard Statutory Trust VI, Vineyard Statutory Trust VII, Vineyard Statutory Trust VIII, Vineyard Statutory Trust IX, and Vineyard Statutory Trust X (collectively, “the Trusts”), and (ii) issued approximately $115 million of Floating Rate Junior Subordinated Debentures (collectively, the “Subordinated Debentures”) representing the amounts owed by Borrower to the Trusts.  As of March 15, 2008, the weighted average annual interest rate on the Subordinated Debentures was 6.60% and Borrower is required to make quarterly payments of accrued interest on the Subordinated Debentures (the “Subordinated Debenture Interest Payments”);

WHEREAS, in 2002 Borrower issued approximately $5 million of subordinated debentures (the “Subordinated Debt”), which Subordinated Debt bears a floating rate of interest of 3.05% over the three month LIBOR and requires quarterly interest payments (the “Subordinated Debt Interest Payments”);

WHEREAS, Borrower (i) in 2006 issued 10,000 shares of Floating Rate Series C Noncumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”), each share of which Series C Preferred Stock is entitled to a noncumulative, annual dividend at the rate of three-month LIBOR plus 3.80%, payable quarterly (the “Series C Preferred Stock Dividend”), and (ii)  in 2007 issued 2,300,000 shares of 7.50% Series D Noncumulative Preferred Stock (the “Series D Preferred Stock”), each share of which is entitled to a noncumulative annual dividend at a fixed rate of 7.50% per annum, payable quarterly (the “Series D Preferred Stock Dividend” and collectively with the Subordinated Debenture Interest Payments, the Subordinated Debt Interest Payments and the Series C Preferred Stock Dividends, the “Dividend”);

WHEREAS, Borrower has requested from Lender a waiver Section 5.2 (Dividends, Redemptions and Other Payments) (the “Dividend Covenant”) with respect to Borrower’s payment of the Dividend during the period ending on the New Maturity Date (defined below) (the “Dividend Waiver” and collectively with the Financial Covenant Waiver and the Additional Waiver, the “Waivers”)

WHEREAS, subject to the terms and conditions contained herein, Lender is willing to (i) extend the Maturity Date of the Loan, (ii) grant the Financial Covenant Waiver, (iii) grant the Additional Waiver, and (iv) grant the Dividend Waiver.

NOW, THEREFORE, FOR MUTUAL CONSIDERATIONS, the receipt and sufficiency of which is hereby acknowledged, the undersigned Borrower and Lender do hereby modify the Loan Documents as follows:

1) Capitalized Terms.  Any capitalized term used but not defined herein shall have the meaning ascribed to it in the Loan Documents.  All references to the “Loan Documents” in the Loan Agreement and any of the other Loan Documents shall include, without limitation, this Agreement and all other such Loan Documents, as modified by this Agreement.

2) Extension of Maturity Date; Waiver. Subject to Borrower’s compliance with all representations, warranties, covenants and agreements contained in this Agreement and all the other Loan Documents as modified hereby:

a. Maturity Date.  The “Maturity Date” set forth in the Loan Agreement and elsewhere in the Loan Documents is hereby modified to mean June 30, 2008 (the “New Maturity Date”).

b. Financial Covenant Waiver.  Lender hereby extends the Financial Covenant Waiver for a period through and including the New Maturity Date. The waiver contained in this Section 2(b) is limited to only the Financial Covenants (i.e. the covenants contained in Sections 4.11, 6.1(e), and 6.1(f) of the Loan Agreement) for the period ending on the New Maturity Date.  Lender’s waiver of the Financial Covenants as set forth in this Section 2(b) shall not constitute Lender’s consent to waive any other covenants or defaults by Borrower under the Loan Documents.

c. Additional Waiver.  Lender hereby grants the Additional Waiver to Borrower.  Lender’s grant of the Additional Waiver is a single waiver of Borrower’s non-compliance with the applicable covenants prior to the date of this Agreement and shall not constitute Lender’s waiver or consent to any future non-compliance, nor shall it constitute Lender’s waiver ofany other covenants or defaults by Borrower under the Loan Documents.

d. Dividend Waiver.  Lender hereby grantsthe Dividend Waiver for a period through and including the New Maturity Date. The waiver contained in this Section 2(d) is limited to only the Dividend (i.e. the Subordinated Debenture Interest Payments, the Subordinated Debt Interest Payments, the Series C Preferred Stock Dividendsand the Series D Preferred Stock Dividend) for the period ending on the New Maturity Date.  Lender’s waiver of the Dividend Covenant as set forth in this Section 2(d) shall not constitute Lender’s consent to waive any other covenants or defaults by Borrower under the Loan Documents.

3) Modification of the Note.  The Note and, where applicable, the other Loan Documents) are hereby modified as follows:

a. Interest Rate.  From and after March 15, 2008, interest shall accrue on the outstanding principal balance of the Note at a variable annual rate equal to the LIBOR Rate, as hereinafter defined, plus three hundred five (305) basis points (LIBOR Rate + 3.05%). As used herein, the term "LIBOR Rate" refers to the one month London Interbank Offered Rate, as determined by Lender from time to time in its sole (but reasonable) discretion.  The LIBOR Rate shall be determined by Lender as of March 15, 2008 and adjusted by Lender on the same day of each month hereafter (or, if such date is not a business day, then on the next preceding business day).   Each change in the rate of interest to be charged hereunder shall become effective, without notice to Borrower, on the date of such adjustment. Interest shall be calculated on the basis of a 360 day year and the actual number of calendar days elapsed.  Notwithstanding anything else in this instrument to the contrary, in no event shall the maximum rate of interest payable in respect to the indebtedness evidenced hereby exceed the maximum rate of interest allowed to be charged by applicable law.

b. Payment Schedule.  Said principal and accrued interest thereon shall be due and payable as hereinafter set forth:

i) Prior to June 30, 2008, Borrower shall have repaid at least Five Million Dollars ($5,000,000.00) of the outstanding principal balance of the Loan.

ii) On the New Maturity Date the entire outstanding principal balance of the Loan, all accrued and unpaid interest thereon, and all incurred fees shall be due and payable without demand.

c. No New Advances.  Borrower may not reborrow any sums repaid under the Loan, and Lender has no obligation to advance any new loan proceeds under the Loan.

4) Modification of Loan Agreement.  Section 5 of the Loan Agreement shall be amended to include the following as a new Section 5.9:

5.9            Management, Ownership.  Borrower shall not permit any significant change in the ownership, executive staff or management of Borrower or the Bank without the prior written consent of Lender. The ownership, executive staff and management of Borrower and the Bank are material factors in Lender’s willingness to institute and maintain a lending relationship with Borrower.

5) Conditions of Extension of Maturity Date; Waiver. Lender’s agreement to extend the Maturity Date and to grant the Waiversis conditioned upon and subject to the timely satisfaction by Borrower of each of the following conditions (collectively the “Conditions of Modification”):

a. Correctness and Warranties.  Except as expressly modified or waived herein, all representations and warranties made by Borrower to Lender under this Agreement and the other Loan Documents (including without limitation all of Borrower’s representations and warranties set forth in Section 3.9 of the Loan Agreement regarding the Pledged Shares of Bank stock) are and shall remain true and correct through and including the New Maturity Date and payment in full of the Loan.

b. No Defaults Hereunder.  Borrower shall not breach any promise or covenant contained in this Agreement and shall not be in default under any provision of this Agreement or the other Loan Documents (except withrespect to the Financial Covenants, as waived hereby).

6) Termination Events.  Each of the following shall constitute a Termination Event and an Event of Default under this Agreement and all other Loan Documents without any further cure or grace period, notwithstanding anything to the contrary in the Loan Documents (each, a “Termination Event”):

a. Conditions of Modification; Compliance.  If Borrower shall fail to comply in a timely manner with any of the Conditions of Modificationset forth above.

b. Bankruptcy. If Borrower shall become a debtor in bankruptcy by means of either a voluntary or involuntary petition.

c. Receivership; Insolvency.  If any kind of receivership or insolvency proceeding is commenced by or against Borrower.

7) New Maturity Date; Acceleration of Loan.  Borrower agrees that the Loan automatically, and without notice, shall be immediately all due and payable in full upon the earlier of:

a. New Maturity Date; or

b. The occurrence of any Termination Event, as defined above.

The entire amount of the Loan, including all accrued and unpaid interest,shall be immediately due and payable upon the earlier to occur of the New Maturity Date or the occurrence of any Termination Eventand Lendershall be entitled immediately to exercise all of its rights and remedies under the Loan Documents, all without further notice to Borrower.

8) Representations, Warranties and Covenants.  As an inducement to Lenderto enter into this Agreement, Borrower makes the following representations, warranties and covenants:

a. Enforceability.  The Loan, this Agreement, and all the other Loan Documents are fully enforceable, and the Loan is not subject to any defense or counterclaim or any claim of setoff or recoupment by Borrower.

b. Representation by Counsel. Borrower has been represented by, or advised to consult with, counsel in connection with the negotiation and execution of this Agreement; this Agreement represents an arms-length transaction; and Borrower has acted in good faith in the making of this Agreement.

c. Consents. The execution and performance of this Agreement by Borrower does not and will not violate any agreement to which Borrower is a party, and the execution and performance of this Agreement by Borrower does not require the consent of any third party, or if the consent of a third party is required, such consent has been previously obtained by Borrower.

d. Saleof Assets.  Through and including the New Maturity Date, Borrower will not dispose of any of its property outside the ordinary course of business or as otherwiseprovided for in this Agreement.

e. New Debt.  Through and including the New Maturity Date,Borrower will not incur any additional debt except for unsecured trade debt incurred in the ordinary course of businesswithout the prior written consent of Lender in its sole and absolute discretion.

f. Impairment. Borrower will take no action which would impair its ability to perform its obligations hereunder or to satisfy any of the Conditions of Modification.

g. Extension Fee. Concurrently with Borrower’s execution hereof, Borrower shall pay (i) Lender a fee of one-quarter of one percent (1/4%) of the current outstanding $53,300,000.00 principal balance of the loan, or $133,250.00, and (ii) Lender’s attorneys fees in connection herewith in the amount of $4,500.00.

9) Further Assurances.  At any time and from time to time after the date of thisAgreement, at the request of Lender, Borrower shall, without further consideration, and at Borrower’s sole expense, execute and deliver such documents and instruments, and take such actions, as Lendermay deem necessary (a) to perfect any of Lender’s security interests or liens granted in any of the Loan Documents, and/or (b) to carry out the purposes and intentions of this Agreement and the Loan Documents.

10) Effectiveness of the Loan.  This Agreement shall not constitute a novation of any of the other Loan Documents, and all the Loan Documents shall survive the execution of this Agreement and remain in full force and effect subject only to the Waivers as set forth herein and to any express modifications thereto as herein provided.  The lien and security interest on the Collateral granted pursuant to the Pledge is hereby extended, and the lien and security interest on the Collateral shall continue to secure the remaining amounts outstanding in respect of all indebtedness that may be due and owing pursuant to the terms of the Loan Documents, including without limitation principal and interest on all amounts loaned pursuant to the Note. There are no oral representations or assurances from Lenderto Borrower which survive the execution of this Agreement.

11) Release and Waiver.  Borrower hereby acknowledges and stipulates that it has no claims or causes of action of any kind whatsoever against Lender.  Borrower represents that it is entering into this Agreement freely, and with the advice of counsel as to its legal alternatives.  Borrower hereby releases Lenderfrom any and all claims, causes of action, demands and liabilities of any kind whatsoever whether direct or indirect, fixed or contingent, liquidated or unliquidated, disputed or undisputed, known or unknown, which Borrower has or may acquire in the future relating in any way to any event, circumstance, action or failure to act to the date of this Agreement.  The release by Borrower herein, together with the other terms and provisions of this Agreement, is executed by Borrower advisedly and without coercion or duress from Lender, Borrower having determined that the execution of this Agreement, and all its terms and provisions are in Borrower's economic best interest.

12) No Obligation to Extend; No Waiver.  Borrower acknowledges and agrees that Lenderis not obligated and does not agree to any additional extensions of the New Maturity Date or any further Waivers except as expressly set forth herein.  Except as expressly provided herein as to the New Maturity Date and the Waivers, (i) this Agreement shall not constitute a waiver by Lender of any defaults under the Loan Documents, (ii) Lender reserves all of its rights and remedies under the other Loan Documents, and (iii) all of the Loan Documents are in all respects confirmed, ratified and approved and are in full force and affect as of the date hereof.  No action or course of dealing on the part of Lender, its officers, employees, consultants, or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under the Loan Documents or this Agreement, shall operate as a waiver thereof, except to the extent expressly provided herein.

13) Costs and Expenses.  Borrower agrees to pay on demand all out-of-pocket costs and expenses of Lender, including the fees and out-of-pocket expenses of counsel for Lender, in connection with the administration, enforcement, or protection of Lender's rights under this Agreement and/or the Note and other Loan Documents.

14) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

15) Amendments.  This Agreement cannot be amended, rescinded, supplemented or modified except in writings signed by the parties hereto.

16) Entire Agreement.  This Agreement contains the entire agreement of the parties and supersedes any other discussions or agreements relating to the subject of this Agreement.

17) Time of the Essence.                                                       TIME IS OF THE ESSENCE OF THIS AGREEMENT.

18) Counterpart Signature Pages.  This Agreement may be executed in one or more counterparts and may be delivered by facsimile or electronic mail, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

COUNTER PART SIGNATURE PAGE TO
THIRD MODIFICATION AGREEMENT AND COVENANT WAIVER

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

VINEYARD NATIONAL BANCORP,
a Californiacorporation

By:	/s/ Gordon Fong
Name:	Gordon Fong
Title:	Executive Vice President and Chief Financial Officer

STATE OF
COUNTY OF

Before me, __Susan McClaran__________, Notary Public of the state and county aforesaid, personally appeared __Gordon Fong_________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be ____EVP - CFO____________ (or other officer authorized to execute the instrument) of VINEYARD NATIONAL BANCORP, a California corporation, the within named bargainor, and that he as such ____EVP - CFO_____________, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as ____EVP - CFO________________.

WITNESS MY HAND, at office, this 11th day of April, 2008.

_/s/ Susan McClaran__________________
Notary Public

My Commission Expires:

_March 10, 2010__________________

COUNTER PART SIGNATURE PAGE TO
THIRD MODIFICATION AGREEMENT AND COVENANT WAIVER

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LENDER:

FIRST TENNESSEE BANK NATIONALASSOCIATION, a national banking association

By:	/s/ Jeff Hudson
Name:	Jeff Hudson
Title:	SVP

STATE OF
COUNTY OF

Before me, _Porter Robinson_______, Notary Public of the state and county aforesaid, personally appeared ____Jeff Hudson____________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be __SVP________________ (or other officer authorized to execute the instrument) of First Tennessee Bank National Association, a national banking association, the within named bargainor, and that he as such ______SVP_____________, executed the foregoing instrument for the purpose therein contained, by signing the name of the national banking association by himself as ____SVP__________________.

WITNESS MY HAND, at office, this 15th day of April, 2008.

/s/ G. Porter Robinson_________________
Notary Public

My Commission Expires:

    April 28, 2009___________

CERTIFICATE OF SECRETARY OF
VINEYARD NATIONAL BANCORP

    I, Donald Pelgrim, Jr., being the duly appointed, qualified and acting Secretary of VINEYARD NATIONAL BANCORP, a California corporation (the "Company"), DO HEREBY CERTIFY that I am charged with the duty of keeping and having official custody of the minutes and records of the Company.

    I do further certify that attached hereto a collective Exhibit "A" is a true and correct copy of the resolutions adopted by written consent of the Directors of VINEYARD NATIONAL BANCORP, and that all such resolutions and instruments remain in effect, without change, to the date hereof.

    IN WITNESS WHEREOF, I have hereunto subscribed my name as Secretary.

DATED:    April 11, 2008 but effective
           March 15, 2008

By:	/s/ Donald Pelgrim, Jr.
Donald Pelgrim, Jr.
Secretary of Vineyard National Bancorp

LOAN MODIFICATION RESOLUTION

    RESOLVED, that it is in the best interests of the Company to modify a certain loan transaction between, on the one hand, the Company, acting on its own behalf as borrower, and on the other hand, FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association, as lender, for a $70,000,000.00 loan originally made on March 17, 2006 (the "Loan"), for the purpose of (i) extending the maturity date of the Loan until June 30, 2008 ("Maturity Date Extension"), and (ii) obtaining certain covenant Waivers, as more particularly defined and described in that certain Third Modification Agreement and Covenant Waiver of even date (collectively, the Maturity Date Extension and the Waivers are referred to as the "Modification").

    FURTHER RESOLVED, that the President or other officers of the Company, be, and each is hereby authorized, empowered, and directed, for and on behalf of this Company, to sign and execute the Third Modification Agreement and Covenant Waiver and any other such agreements, certificates, instruments and documents of any kind and nature, and to take any action that, in his or their discretion, may be necessary or appropriate to consummate the Modification.